EXHIBIT 10.1

A. M. CASTLE & CO.

NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AWARD AGREEMENT

A. M. CASTLE & CO.
2008 RESTRICTED STOCK, STOCK OPTION
AND EQUITY COMPENSATION PLAN

GRANTEE:

ADDRESS:

SOCIAL SECURITY NUMBER:

NUMBER OF SHARES OF RESTICTED STOCK:

DATE OF GRANT:

This is an award agreement (the "Award Agreement") between A. M. Castle & Co., a Maryland corporation (the "Corporation") and the individual named above (the "Grantee"). The Corporation hereby grants to the Grantee an aggregate of the above-stated number of shares of Common Stock of the Corporation on the terms and conditions contained herein and in the Corporation’s 2008 Restricted Stock, Stock Option and Equity Compensation Plan approved by the shareholders April 24, 2008, as may be amended from time to time (the "Plan"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

1. Vesting of Restricted Stock. Subject to the terms and conditions of this Award Agreement and the Plan, the Restricted Stock shall vest as follows:

NUMBER OF SHARES:______________________	VESTED ON OR AFTER:__________________________

2. Stock Certificates. Certificates for the Restricted Stock shall be issued by the Corporation in the name of the Grantee and delivered to the Grantee at the time of grant. The certificates shall bear the following legend evidencing its restrictive nature as follows:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE A. M. CASTLE & CO. 2008 RESTRICTED STOCK AND STOCK OPTION PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND A. M. CASTLE & CO. A COPY OF SUCH PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF A. M. CASTLE & CO., 3400 N. WOLF ROAD, FRANKLIN PARK, ILLINOIS 60131.

3. Effect of Termination of Service as a Director. If the Grantee’s service as a director of the Corporation terminates for any reason (other than as a result of the Director's cessation of Board membership due to the Director's retirement from the Board at or after attaining Board of Director retirement age), then any Restricted Stock not vested as of such date will be forfeited to the Corporation.

4. Rights as Shareholder. The Grantee shall have all rights of a shareholder prior to the vesting of the Restricted Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

5. Transferability. The Restricted Stock may not be transferred, assigned or made subject to any encumbrance, pledge or charge until such Restricted Stock has vested and any other restrictions or conditions on such Restricted Stock are removed, have been satisfied or expire.

6. Amendment. This Award Agreement may be amended only by a writing executed by the Corporation and the Grantee that specifically states that it is amending this Award Agreement. Notwithstanding the foregoing, this Award Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Award Agreement, so long as a copy of such amendment is delivered to the Grantee, and provided that no such amendment adversely affecting the rights of the Grantee hereunder may be made without the Grantee’s written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Grantee, the provisions of the Restricted Stock or this Award Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling or judicial decisions, provided that any such change shall be applicable only to shares of Restricted Stock which are than subject to restrictions as provided herein.

7. Severability. If all or any part of this Award Agreement is declared by any court or government authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Award Agreement not declared to be unlawful or invalid. Any Section of this Award Agreement so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.

8. Construction. The Restricted Stock is being issued pursuant to Section IV of the Plan and is subject to the terms of the Plan. A copy of the Plan has been given to the Grantee and additional copies of the Plan are available upon request during normal business hours at the principal executive officers of the Corporation. To the extent that any provision of this Award Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Award Agreement shall be of no force or effect.

9. Binding Effect and Benefit. This Award Agreement shall be binding upon and, subject to the conditions hereof, inure to the benefit of the Corporation, its successors and assigns, and the Grantee and his successors and assigns.

10 Entire Understanding. This Award Agreement embodies the entire understanding and agreement of the parties in relation to the subject matter hereof, and no promise, condition, representation or warranty, expressed or implied, not herein stated, shall bind either party hereto.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

The Corporation and the Grantee hereby agree to the terms and conditions of this Award Agreement and have executed it as of the Date of Grant set forth above.

A. M. CASTLE & CO.

By:_______________________________
Its: _______________________________

_________________________________
Grantee